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                              BJ SERVICES COMPANY

                            DIRECTORS' BENEFIT PLAN















                          Effective December 7, 2000
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        BJ SERVICES COMPANY, a Delaware corporation (the "Company"), hereby establishes this BJ SERVICES COMPANY DIRECTORS' BENEFIT PLAN, effective as of December 7, 2000, to help attract and continue to retain highly qualified Directors for the Company by providing deferred compensation in recognition of services performed for the Company.

                                   ARTICLE I
                                  DEFINITIONS

        Where the following words and phrases appear in the Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary:

1.1 Administrator: The person or persons appointed by the Board to administer the Plan.

1.2 Affiliate: Any person or entity who or which controls, is controlled by or is under common control with the Company. For purposes of this definition, the terms "control" and "controlled by" as used with respect to the Company or any person or entity shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Company or such person or entity, whether through the ownership of an equity interest in the Company or such person or entity, by contract or otherwise.

1.3 Applicable Interest Rate: The average of the annual rate of interest on 30-year Treasury securities for any month as published by the Federal Reserve Board (or some other prevailing interest rate selected by the Administrator), for the longer of (a) the period beginning on the Effective Date and ending upon the month preceding the Participant's Termination Date or (b) the five-year period ending on the month preceding the Participant's Termination Date.

1.4 Benefit: The benefit payable to a Participant as specified in Article III, subject to the provisions of Article IV.

1.5 Benefit Commencement Date: The date, determined under Article III, as of which a Participant begins to receive payment of his Benefit under the Plan.

1.6 Benefit Payment Period: The period, determined under Article III, over which a Benefit is to be paid under the Plan.

1.7     Board: The Board of Directors of the Company.

1.8     Company: BJ Services Company, a Delaware corporation.

1.9 Competitor: A company, corporation, enterprise, firm, limited partnership, partnership, person, sole proprietorship or any other business entity determined by the Board in its sole discretion to be competitive with the business of the Company, its Subsidiaries or its Affiliates.

1.10 Director: An individual, elected to the Board by the stockholders of the Company or by the Board under applicable corporate law, who is serving on the Board on the Effective Date or

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        is elected to the Board after the Effective Date and who is not an employee of the Company or any Subsidiary.

1.11    Effective Date: December 7, 2000.

1.12 Last Annual Retainer: The annual retainer payable by the Company to Directors in effect on a Participant's Termination Date.

1.13 Net Present Value: The lump sum amount that is equal in value to the applicable portion of a Participant's Benefit, based on an interest rate equal to the Applicable Interest Rate.

1.14 Participant: A Director who has commenced, but not terminated, participation in the Plan as provided in Article II.

1.15 Period of Service: Each period of an individual's service as a Director commencing on the effective date of his election or re-election to the Board and ending on a Termination Date, including periods commencing prior to the Effective Date.

1.16 Plan: This BJ Services Company Directors' Benefit Plan, as the same may be amended from time to time.

1.17 Subsidiary: At any given time, any other corporation of which an aggregate of 80% or more of its outstanding voting stock is owned of record or beneficially, directly or indirectly, by the Company or any other of its Subsidiaries.

1.18 Termination Date: The date on which a Director ceases to serve the Company as a Director by reason of his retirement, declination to stand for re-election, resignation, disability, removal, death or any other event.

1.19    Trust: Any trust created pursuant to the provisions of Article VIII.

1.20    Trust Agreement: The agreement establishing the Trust.

1.21 Trustee: The entity named from time to time as trustee in the Trust Agreement and its successors.

1.22 Trust Fund: The assets held under the Trust as they may exist from time to time.

1.23 Years of Service: Each full year of an individual's aggregate Periods of Service.

                                  ARTICLE II
                                 PARTICIPATION

2.1     Admission as a Participant

               A Director shall become a Participant on the later of the date on which he completes three Years of Service or the Effective Date. Notwithstanding the foregoing, in the event a Director dies prior to completing three Years of Service and otherwise prior to such

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        Director's Termination Date, such Director shall be considered to have been a Participant on the date of his death for all purposes under the Plan.

2.2     Termination of Participation

               A Participant shall cease participation in the Plan upon the earlier of his death or the completion of his Benefit Payment Period.

                                  ARTICLE III
                         DEFERRED COMPENSATION BENEFIT

3.1     Benefit Payment Period

        A Participant's Benefit Payment Period shall be a period of time equal to the lesser of ten years or the total number of Years of Service completed by such Participant as of his Termination Date, and such period shall commence on such Participant's Benefit Commencement Date.

3.2     Benefit Commencement Date

        A Participant's Benefit Commencement Date shall be the first day of the January coincident with or next succeeding such Participant's Termination Date. The initial Benefit payment made to a Participant pursuant to the provisions of this Article III shall be made as soon as administratively practicable following the Participant's Benefit Commencement Date, and subsequent Benefit payments payable to such Participant, if any, shall be made on the anniversary of the date of such initial payment.

3.3     Benefit Amount

               Subject to the provisions of Article IV, a Participant shall be entitled to receive a Benefit based on his Last Annual Retainer for each of his Years of Service completed as of his Termination Date, payable in the form of equal annual cash installments during such Participant's Benefit Payment Period. The amount of the annual installment shall be determined as follows:

               (a) In the event that the Participant's Years of Service is ten or fewer years, the annual installment shall be equal to the Last Annual Retainer.

               (b) In the event that the Participant's Years of Service exceeds ten years, the annual installment shall be calculated as follows:

                      1. First, the Net Present Value of a series of payments equal to the Last Annual Retainer for a period of time equal to the Participant's total number of Years of Service shall be calculated.

                      2. Second, the annual installment shall be calculated so that the Net Present Value of a series of such annual installments paid over a period of ten years equals the Net Present Value obtained in Section 3.3(b)1. above.

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3.4     Resumption of Service as a Director

               (a) If payment of a Participant's Benefit hereunder has commenced, such payments shall be suspended on the effective date of such Participant's re-election to the Board as a Director.

               (b) Upon a Participant's Termination Date following his re-election to the Board, his Benefit shall be recomputed pursuant to the provisions of this Article III to reflect such Participant's additional Years of Service as a Director following his re-election to the Board and the Last Annual Retainer in effect on such Participant's most recent Termination Date; provided, however, that (i) such Benefit shall be reduced by an amount equal to the payments, if any, such Participant received prior to his re-election to the Board and (ii) such Participant's remaining Benefit Payment Period shall be determined (A) by increasing such Benefit Payment Period (but not in excess of the maximum period provided in Section 3.1) by the Participant's additional Years of Service as a Director following his re-election to the Board and (B) by reducing such Benefit Payment Period by the number of years for which Benefit payments were made prior to such Participant's re-election to the Board.

                                  ARTICLE IV
                              BENEFIT FORFEITURES

        Any portion of the Benefit of a Participant not previously paid shall be forfeited to the Company upon a determination by the Board, in its sole discretion, that such Participant has, after the Effective Date, without the consent of the Board:

               (a) Joined the board of directors of, managed, operated, participated in a material way in, entered employment with, performed consulting (or any other) services for, or otherwise been connected in any material manner with a Competitor; or

               (b) Directly or indirectly acquired an equity interest of five percent or greater in a Competitor.


                                   ARTICLE V
                                 DEATH BENEFIT

        Upon the death of a Participant, whether before or after such Participant's Benefit Commencement Date, such Participant's beneficiary or beneficiaries (designated by such Participant under rules and procedures established by the Administrator), or in the absence of such designated beneficiary or beneficiaries, such Participant's surviving spouse, or if there is no such surviving spouse, such Participant's estate, shall be entitled to receive the remaining payments of the Benefit to which such Participant was entitled, if any. Upon the subsequent death of a Participant's beneficiary or surviving spouse who is receiving payments hereunder, any Benefit payments

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remaining under the Plan shall be paid to the estate of such beneficiary or surviving spouse. All Benefit payments made pursuant to this Article V following the death of a Participant shall be made over such Participant's Benefit Payment Period in accordance with the provisions of Article III; provided, however, that any Benefit payments to be made to an estate as a result of the death of a Participant, his beneficiary or his surviving spouse shall be paid in a lump-sum that is the Net Present Value of such payments, with the interest rate used for such Net Present Value determined pursuant to Section 1.3 hereof, but substituting the date of such death for the Participant's Termination Date.

                                  ARTICLE VI
                          ADMINISTRATION OF THE PLAN

6.1     Administrator

               The Board of Directors shall appoint an Administrator to administer the Plan who shall serve at the pleasure of the Board. The Administrator shall maintain complete and adequate records pertaining to the Plan, including, but not limited to, Participants' Benefits, amounts transferred to the Trust, reports from the Trustee and all other records which shall be necessary or desirable in the proper administration of the Plan.

6.2     Indemnification

               (a) The Company shall indemnify the Administrator and/or any of its delegates against the reasonable expenses, including attorneys' fees, actually and appropriately incurred by them in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereto, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan (including any action or failure to act constituting negligence) and against all amounts paid by them in settlement thereof and against all amounts paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in a suit of final adjudication that such individual is liable for gross negligence, fraud, deliberate dishonesty or willful misconduct in the performance of his duties.

               (b) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 6.2, such person (the "Indemnified Party") shall promptly notify the Company in writing. No indemnification provided for in Section 6.2(a) shall be available to any party who shall fail to give notice as provided in this Section 6.2(b) if the Company was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the Company from any liability which it may have to the Indemnified Party for contribution or otherwise than on account of the provisions of
        Section 6.2(a). In case any such proceeding shall be brought against any Indemnified Party and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to such Indemnified Party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel at its

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        own expense. Notwithstanding the foregoing, the Company shall pay as incurred the fees and expenses of the counsel retained by the Indemnified Party in the event (i) the Company and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Company shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses or more than one separate firm for all such Indemnified Parties. Such firm shall be designated in writing by the Company. The Company shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

                                  ARTICLE VII
                                NATURE OF PLAN

        This Plan is intended to constitute an unfunded, unsecured promise by the Company to pay Benefits to each Participant (or his beneficiary) as herein provided out of the Company's general assets. The adoption of this Plan and any setting aside of amounts by the Company with which to discharge its obligations hereunder shall not be deemed to create a trust; legal and equitable title to any funds so set aside shall remain in the Company, and any recipient of Benefit payments hereunder shall have no security or other interest in such funds. Any and all funds so set aside shall remain subject to the claims of the general creditors of the Company, present and future. This provision shall not require the Company to set aside any funds, but the Company may set aside such funds if it chooses to do so.

                                 ARTICLE VIII
                             FUNDING OF OBLIGATION

8.1     Funding

               Article VII above to the contrary notwithstanding, the Company may fund all or part of its obligation hereunder by transferring assets to a Trust if the provisions of the Trust Agreement creating the Trust require the use of the Trust's assets to satisfy claims of the Company's general unsecured creditors in the event of the Company's insolvency and provide that no Participant shall at any time have a prior claim to such assets. The assets of the Trust shall not be deemed to be assets of this Plan.

8.2     Source of Payment

               If a Trust is created hereunder the Administrator shall determine whether any payment to be made to a Participant under the provisions of the Plan is to be made directly by the Company, from the Trust Fund or by a combination of such sources except to the extent the provisions of the Trust Agreement specify payment from the Trust Fund. The Plan shall be deemed to authorize any payment of a Participant's Benefit from the Trust Fund to the extent such payment is required by the provisions of the Trust Agreement.

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                                  ARTICLE IX
                            TERMINATION OF THE PLAN

        The Board of Directors may terminate the Plan at any time. Upon termination of the Plan, each Participant's Benefit shall be determined and commenced pursuant to Article III hereof, but substituting the date of such termination for the Participant's Termination Date Further, Benefit payments payable after such termination shall be paid in accordance with the provisions of Articles III and V hereof. Finally, if the Plan is terminated, Participants shall accrue no additional Benefits hereunder.

                                   ARTICLE X
                             AMENDMENT OF THE PLAN

        The Board of Directors may, without the consent of Participants or their beneficiaries, amend the Plan at any time and from time to time, provided, however, that no such amendment may deprive a Participant of the right to receive his accrued Benefit or be retroactive in effect to the prejudice of any Participant.

                                  ARTICLE XI
                              GENERAL PROVISIONS

11.1    No Preference over Creditors

               No Participant shall have any preference over the general creditors of the Company in the event of the Company's insolvency.

11.2    Incompetency of Payee

               If the Administrator receives evidence satisfactory to him that any person entitled to receive a payment hereunder is, at the time the benefit is payable, physically, mentally or legally incompetent to receive such payment and to give a valid receipt therefor, and that an individual or institution is then maintaining or has custody of such person and that no guardian, committee or other representative of the estate of such person has been duly appointed, the Administrator may direct that such payment be paid to such individual or institution maintaining or having custody of such person, and the receipt of such individual or institution shall be valid and a complete discharge for the payment of such benefit.

11.3    Direct Deposit of Payments

               Payments to be made hereunder may, at the written request of the Participant, be made to a bank account designated by such Participant, provided that deposits to the credit of such Participant in any bank or trust company shall be deemed payment into his hands.

11.4    Construction of Plan

               Wherever appropriate herein, words used in the singular shall be considered to include the plural, and words used in the plural shall be considered to include the singular.

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        The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

11.5    Benefits Not Assignable

               Benefits provided under the Plan may not be assigned or alienated, either voluntarily or involuntarily, other than by will or by the applicable laws of descent and distribution.

11.6    Controlling Law

               THE LAWS OF THE STATE OF TEXAS SHALL CONTROL THE INTERPRETATION AND PERFORMANCE OF THE TERMS OF THE PLAN. THE PLAN IS NOT INTENDED TO QUALIFY UNDER SECTION 401(a) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR TO COMPLY WITH THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED.

        EXECUTED effective as of December 7, 2000.

                               BJ SERVICES COMPANY

                               By: __________________________

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